5/13/2026

EquipmentShare Reports Strong First Quarter Financial Results and Raises Full-Year 2026 Guidance

•Total revenue of $989 million for the first quarter and $4,652 million on a TTM(1) basis.
•Rental Segment(2) revenue of $764 million for the first quarter, an increase of 37% year over year, and on a TTM(1) basis $2,932 million, an increase of 36% year over year.
•Net loss of $29 million for the first quarter and net income of $58 million on a TTM(1) basis.
•Adjusted net loss(4) for the first quarter of $12 million and adjusted net income(4) of $75 million on a TTM(1) basis.
•Adjusted Core EBITDA(3) of $399 million for the first quarter and $1,776 million on a TTM(1) basis.
•Mature rental locations(2)(6) adjusted EBITDA margins were 55% on a TTM(1) basis.
~~•~~407 locations(6) with 22 new locations opened during the first quarter.

Columbia, MO. - - (Business Wire) - - EquipmentShare.com Inc (Nasdaq: EQPT) (“EquipmentShare” or the “Company”) today reported financial results for the first quarter ended March 31, 2026 which can be found on EquipmentShare’s website at https://ir.equipmentshare.com/.
“We delivered a strong first quarter and are raising our 2026 outlook across the board,” said Jabbok Schlacks, Founder and Chief Executive Officer of EquipmentShare. “Rental Segment revenue grew 37% year over year, supported by strong customer demand across industrial, infrastructure, data center, and advanced manufacturing projects. Trailing twelve month mature rental location adjusted EBITDA margin was 55%, highlighting strong organic unit economics and the embedded earnings power of our footprint as it matures. The quarter’s strong financial performance reinforces the strength of our technology-enabled organic growth model, the value T3 brings to larger and more complex jobsites, and our continued focus on scaling EquipmentShare with discipline and attractive returns.”
“What we're seeing every day with customers is that large, complex jobsites need more than equipment availability. They need visibility, control, and faster execution,” said Willy Schlacks, Founder and President of EquipmentShare. “T3 is the live operating layer across equipment, access control, service, utilization, and jobsite activity that delivers that. T3 also what makes AI meaningful for construction by turning actual jobsite data into improved uptime, smarter service prioritization, and greater customer control. Our strong first quarter financial performance reflects growing customer demand for an integrated platform over fragmented alternatives, and that momentum continues to accelerate.”

Financial Summary

	Three Months Ended			Twelve Months Ended
($ in millions, except for operational locations)	March 31,			March 31,
	2026	2025	% change	2026	2025	% change
Total revenue	$989	$716	38%	$4,652	$3,865	20%
Equipment Rental and Services Operations	$764	$556	37%	$2,932	$2,154	36%
Equipment Sales	$179	$145	23%	$1,575	$1,653	(5)%
All Other	$46	$15	207%	$145	$58	150%
OWN Program Payouts	$217	$154	41%	$777	$490	59%
Net (loss) income	$(29)	$(48)	(40)%	$58	$(5)	(1,260)%
Adjusted net (loss) income(4)	$(12)	$(48)	(75)%	$75	$(5)	(1600)%
Adjusted Core EBITDA(3)	$399	$289	38%	$1,776	$1,317	35%
New market startup costs(5)	$50	$55	(9)%	$246	$212	16%
Operational locations(6)	407	316	29%	407	316	29%
Original Equipment Cost	$9,065	$7,013	29%	$9,065	$7,013	29%
________________
(1)TTM refers to the trailing twelve month period ended March 31, 2026. See “Trailing Twelve Month Financial Information” for additional information on TTM.
(2)Refers to the Equipment Rental and Services Operations segment.
(3)Adjusted Core EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
(4)Adjusted net (loss) income is a non-GAAP measure that excludes stock based compensation expense related to equity awards granted to each of the Company’s Chief Executive Officer and President (the “IPO Founders Awards”). See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. For the three and twelve months ended March 31, 2026, stock based compensation expense related to the IPO Founders Awards was $17 million.
(5)New market start up costs attributable to new locations open less than twelve months.
(6)Includes 371 full-service rental locations (161 growth and 210 mature), 27 building materials locations, and 9 dealerships as of March 31, 2026, and 292 full-service rental locations (152 growth and 140 mature), 16 building materials locations, and 8 dealerships as of March 31, 2025. Growth sites refers to full-service rental locations opened 24 months or less. Mature sites refers to full-service rental locations opened greater than 24 months.

First Quarter 2026 Results
•Rental Segment(2) revenue increased 37% to $764 million due to significant customer demand which drove continued expansion of the Company’s operational location footprint and an increase in the size of the Company’s managed fleet.
•Equipment sales (“Sales Segment”) revenue increased 23% to $179 million due to a $27 million increase in sales of new and used equipment to contractors and other end users, supported by our expanded branch footprint, and a $7 million increase in disciplined, selective placements into the OWN Program. Investor demand for the OWN Program remains oversubscribed.
•Net loss decreased by $19 million to $29 million due to $11 million of higher operating income, partially offset by $5 million of higher total other expenses, net and $13 million of higher income tax benefit. Adjusted net loss decreased by $36 million to $12 million and adjusted net income increased by $80 million to $75 million on a TTM basis.
•Adjusted Core EBITDA increased $110 million to $399 million due to the continued expansion of our full-service rental location footprint and maturation of existing rental sites within the Rental Segment(2)(6). The Company believes the earnings power embedded in our branch network continues to increase as recently opened locations mature, which should support earnings growth and margin expansion over time.
•The Company opened 22 operational locations during the first quarter, including 19 full-service rental locations and 3 building material locations.

•The Company’s original equipment cost (“OEC”) under management increased $285 million in the first quarter to $9,065 million comprising of $3,930 million of EquipmentShare owned fleet, $5,056 million of OWN Program fleet, and $79 million of equipment on operating leases. In addition, the appraised value of the OWN Program fleet was $4,039 million as of March 31, 2026.
•Net rental equipment capex(7) for the first quarter was $213 million after gross purchases of rental equipment of $328 million, and was $616 million after gross purchases of rental equipment of $1,815 million for the trailing twelve month period.
•As of March 31, 2026, total available liquidity was $1,605 million, which included availability on the asset-based revolving credit facility of $1,276 million and cash and cash equivalents of $329 million.
•Net leverage(8) decreased to 2.8x as of March 31, 2026, from 3.2x as of March 31, 2025.
________________
(7)Reflects capital expenditures related to our rental equipment fleet, net of proceeds from the sale of rental equipment.
(8)See “Net Debt and Leverage Calculation” for additional information on our calculation of the net leverage ratio.

2026 Outlook

	Year Ending		Year Ending
	December 31, 2026		December 31, 2026
($ in millions, except for full-service rental locations)	(Current Guidance)		(Prior Guidance)
	Low	High	Low	High
OEC	$10,150	$11,200	$9,975	$11,025
Full-Service Rental Locations(9)	427	435	421	429
Total Revenue	$5,147	$5,575	$5,051	$5,471
Rental Segment(2) Revenue	$3,366	$3,642	$3,311	$3,587
OWN Program Payouts	$906	$962	$891	$947
Adjusted Core EBITDA(10)	$1,883	$1,995	$1,813	$1,925
Gross Rental Capex	$2,281	$2,503	$2,106	$2,328
Net Rental Capex	$839	$919	$759	$839
OWN Program % of OEC	55%	60%	55%	60%
________________
(9)The Company anticipates the total number of mature rental site locations within our Rental Segment to be 264 sites by the end of 2026, up from 186 for the year ended December 31, 2025.
(10)Includes $213 - $229 million of Sales Segment EBITDA.

We cannot provide a reconciliation between the expected non-GAAP measures and the most directly comparable GAAP measures for the period reflected above because certain significant information required for such reconciliation is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amounts of these items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Conference Call
EquipmentShare will hold a conference call discussing first quarter 2026 financial results tomorrow, Thursday, May 14, 2026 at 7:30 a.m. Central Time. The conference call will be available live via a webcast at ir.equipmentshare.com. Alternatively, the call will be accessible by dialing 585-542-9983 (local) or 833-461-5787 (toll-free). The passcode for both numbers is 564125798. A replay of the webcast will also be hosted on the EquipmentShare investor relations website.
About EquipmentShare
Founded in 2015 and headquartered in Columbia, Missouri, EquipmentShare is a nationwide construction technology and equipment solutions provider dedicated to transforming the construction industry through innovative tools, platforms and data-driven insights. By empowering contractors, builders and equipment owners with its proprietary technology, T3Ⓡ, EquipmentShare aims to drive productivity, efficiency and collaboration across the construction sector. With a comprehensive suite of solutions that includes a fleet management platform, telematics devices and a best-in-class equipment rental marketplace, EquipmentShare continues to lead the industry in building the future of construction. EquipmentShare is listed on the Nasdaq stock exchange under the stock symbol EQPT. For more information, visit https://www.equipmentshare.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” for purposes of United States federal and state securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond EquipmentShare’s control, including but not limited to, risks and uncertainties related to economic, market or business conditions, the construction equipment rental industry, our operational locations and the size of our managed fleet, the ability to execute on our expansion strategy, the T3 operating system, and other risks and uncertainties. For a further list and description of such risks and uncertainties, please refer to EquipmentShare’s filings with the Securities and Exchange Commission available at www.sec.gov. All forward-looking statements, expressed or implied, included in this press release are made as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, EquipmentShare disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
REVENUES
Equipment rental and related services	$683	$495	$2,625	$1,966
Equipment sales	179	145	1,575	1,653
Equipment parts and supplies and services	77	58	291	176
Platform:
Telematics	31	10	87	36
Other	19	8	74	34
Total revenues	989	716	4,652	3,865
COST OF REVENUES
Direct operating costs	222	171	851	679
OWN Program payouts	217	154	777	490
Equipment sales	146	113	1,270	1,372
Platform expense	28	8	88	33
Depreciation and amortization	89	70	341	299
Total cost of revenues	702	516	3,327	2,873
Gross profit	287	200	1,325	991
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	286	210	1,018	781
Operating income (loss)	1	(10)	307	211
OTHER INCOME (EXPENSE)
Gain on sale of properties and other assets	–	–	1	14
Loss on debt extinguishment	–	–	(8)	–
Interest expense	(70)	(63)	(292)	(264)
Other income, net	8	6	51	31
Total other expense, net	(62)	(57)	(248)	(219)
(LOSS) INCOME BEFORE BENEFIT FROM INCOME TAXES	(61)	(67)	59	(8)
(Benefit) provision from income taxes	(32)	(19)	1	(3)
NET (LOSS) INCOME	$(29)	$(48)	$58	$(5)
Deemed dividends on perpetual preferred stock	(12)	(12)	(37)	(41)
Net income (loss) attributable to shareholders	$(41)	$(60)	$21	$(46)
Weighted average common shares outstanding:
Basic	209	78	109	78
Diluted	209	78	233	78
Earnings (loss) earnings per common share:
Basic	$(0.20)	$(0.77)	$0.20	$(0.59)
Diluted	$(0.20)	$(0.77)	$0.09	$(0.59)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except par value)

	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$329	$306
Accounts receivable, net ($19 and $20, respectively, due from related parties)	818	748
Inventories	427	401
Prepaid costs	203	169
Other current assets	93	106
Total current assets	1,870	1,730
Rental equipment, net	2,988	2,834
Property and other fixed assets, net	524	504
Capitalized software, net	113	110
Right of use assets, operating	707	676
Investments in non-consolidated affiliates	60	59
Intangible assets, net	30	31
Other assets	65	43
Total assets	$6,357	$5,987

LIABILITIES, PERPETUAL PREFERRED STOCK, AND EQUITY
Accounts payable ($1 and $1, respectively, due to related parties)	$73	$95
Accrued liabilities	495	609
Manufacturer flooring plans payable	83	74
Current portion of long-term debt	5	4
Current portion of operating lease liabilities	75	69
Current portion of finance lease liabilities	18	19
Current portion of financing obligations	9	10
Total current liabilities	758	880
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	3,077	3,268
Operating lease liabilities, net of current portion ($6 and $5, respectively, due to related parties)	681	655
Finance lease liabilities, net of current portion ($31 and $28, respectively, due to related parties)	183	169
Financing obligations, net of current portion	75	83
Deferred tax liabilities, net	10	43
Other liabilities	1	1
Total liabilities	4,785	5,099

Perpetual preferred stock, net - $0.00000125 par value, 15 shares authorized, 14 and 14 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	371	360

Common stock - $0.00000125 par value, no shares authorized, issued and outstanding as of March 31, 2026, 273 shares authorized, 80 shares issued and outstanding at December 31, 2025	–	–
Class A common stock - $0.00000125 par value, 3,500 shares authorized, 215 shares issued and outstanding at March 31, 2026, no shares authorized, issued and outstanding as of December 31, 2025	–	–
Class B common stock - $0.00000125 par value, 200 shares authorized, 38 shares issued and outstanding at March 31, 2026, no shares authorized, issued and outstanding as of December 31, 2025	–	–
Convertible preferred stock, net - $0.00000125 par value, no shares authorized, issued and outstanding as of March 31, 2026, 149 shares authorized, 142 and shares issued and outstanding at December 31, 2025	–	430
Treasury stock, at cost, 5 and 5 shares at March 31, 2026 and 2025, respectively	(7)	(7)
Additional paid-in-capital	1,238	105
Retained earnings (accumulated deficit)	(29)	–
Accumulated other comprehensive income (loss)	(1)	–
Total equity	1,201	528
Total liabilities, perpetual preferred stock, and equity	$6,357	$5,987

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(29)	$(48)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization expense	104	79
Amortization of debt issuance costs and original issue discounts	5	5
Allowance for credit losses and doubtful accounts	9	5
Change in operating lease cost	31	27
Stock-based compensation expense	19	1
Deferred taxes	(33)	(20)
Other	2	—
Change in operating assets and liabilities:
Accounts receivable	(57)	(75)
Inventories	(27)	(26)
Prepaid costs and other assets	(52)	(32)
Accounts payable and manufacturer flooring plans payable	(26)	(9)
Accrued liabilities	(115)	69
Operating lease liabilities	(31)	(27)
Net cash used in operating activities	(200)	(51)
INVESTING ACTIVITIES
Purchases of rental equipment ($1 from related parties in 2025)	(328)	(293)
Proceeds from sale of rental equipment ($21 from related parties in 2025)	115	75
Purchases of and deposits on property and other fixed assets	(48)	(50)
Investments in internally developed software	(9)	(10)
Purchases of investments in equity and debt securities	(6)	(6)
Proceeds from sale of investments in equity and debt securities	3	2
Acquisition of businesses, net of cash acquired	(7)	(1)
Net cash used in investing activities	(280)	(283)
FINANCING ACTIVITIES
Payments on long-term debt and finance leases	(582)	(15)
Proceeds from long-term debt	381	300
Payments on financing obligations	(2)	(14)
Proceeds on financing obligations	—	1
Proceeds from issuance of class A common stock upon initial public offering, net of underwriting discount and commissions	706	—
Exercise of stock options	2	1
Payments of equity issuance costs	(2)	—
Net cash provided by financing activities	503	273
Net increase (decrease) in cash and cash equivalents	23	(61)
Cash and cash equivalents, beginning of period	306	406
Cash and cash equivalents, end of period	$329	$345
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$39	$32
Cash paid for taxes	–	–
NON-CASH ACTIVITIES:
Purchase of rental equipment remaining in accounts payable	23	4
Purchase of property and other fixed assets remaining in accounts payable	5	9
Accretion of perpetual preferred stock to redemption value	11	11
Stock-based compensation for capitalized software development	1	–

Trailing Twelve Month Financial Information
This press release includes certain unaudited financial information for the trailing twelve months (“TTM”) ended March 31, 2026 and 2025, which is calculated as the three months ended March 31, 2026 and 2025, plus the year ended December 31, 2025 and 2024 less the three months ended March 31, 2025 and 2024. This presentation is not in accordance with generally accepted accounting principles (“GAAP”). However, the Company believes that this presentation provides useful information to investors regarding our recent financial performance, and management views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, the Company uses TTM information to evaluate our financial performance for ongoing planning purposes.
Non-GAAP Financial Measures
This press release contains certain financial information that is not presented in accordance with GAAP. Non-GAAP financial measures should not be used as a substitute for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly-titled measures reported by other companies. Non-GAAP measures in this presentation include, but are not limited to, “EBITDA”, “Adjusted Earnings Per Share”, “Adjusted Net (Loss) Income”, “Core EBITDA”, and “Adjusted Core EBITDA”, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of the Company’s profitability, liquidity or performance under GAAP. Schedules that reconcile certain non-GAAP financial measures to a financial measure included in financial statements calculated and presented in accordance with GAAP are included in the below tables.
EBITDA, Adjusted Net (Loss) Income, Adjusted Earnings Per Share, Core EBITDA, and Adjusted Core EBITDA
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and non-cash stock compensation expense. The exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Company believes EBITDA is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Adjusted Net (Loss) Income is defined as net (loss) income adjusted to exclude stock based compensation expense related to the IPO Founders Awards. The Company believes Adjusted Net (Loss) Income is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net (Loss) Income less deemed dividends on perpetual preferred stock divided by adjusted fully diluted weighted average diluted shares outstanding. The Company believes Adjusted EPS is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Core EBITDA is defined as the sum of Equipment Rental and Services Operations Segment EBITDA and Equipment Sales Segment EBITDA. The Company believes Core EBITDA is meaningful to investors because it reflects the profitability of our two core segments.
Adjusted Core EBITDA is defined as Core EBITDA adjusted for new market start-up costs attributable to new locations less than twelve months old. The Company believes Adjusted Core EBITDA is meaningful to investors as it is the primary operating performance measure used by the Company to assess its core operating performance.
Adjusted Core EBITDA can also be calculated as EBITDA less amortization and non-cash stock compensation expense, other (income) expense, (gain) loss on sale of properties and other assets, and All Other Segment Adjusted EBITDA, plus the sum of OWN Program payouts, equipment and vehicle operating lease expense, loss (gain) on debt extinguishment, and new market startup costs. Adjusted Core EBITDA reflects the Company’s underlying operating performance by excluding items unique to the Company’s organic growth and financing strategy such as

(i) OWN program payouts and (ii) new market startup costs. As a capital-light fleet growth model, the OWN Program enables third-party participants to own rental equipment deployed and managed by EquipmentShare. When the equipment rents, OWN Program participants receive a portion of the rental revenue generated by the equipment. When equipment is included in the OWN Program rather than purchased and owned or leased directly by the Company, depreciation and interest expense associated with that equipment are reduced, while OWN Program payouts are recorded as cost of revenues. This shift increases cost of revenues and decreases depreciation and interest expense. Excluding OWN Program payouts assists investors in evaluating the Company’s business and performance relative to industry peers as no other company uses a similar model.
New market startup costs reflect the upfront investments required to support our continued geographic expansion. As the only large-scale equipment rental provider that is fully focused on organic growth, excluding new market startup costs provides greater transparency with respect to the Company's financial condition and results of operation as it enhances comparability with industry peers.
These non-GAAP financial measures should be considered supplemental to and are not a substitute for financial information prepared in accordance with GAAP. Our use of the terms EBITDA and Adjusted Core EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

(See Accompanying Tables)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Segment Information
($ in millions)

	Three Months Ended			Twelve Months Ended
	March 31,			March 31,
	2026	2025	% change	2026	2025	% change
Equipment Rental and Services Operations
Reportable segment revenue	$764	$556	37.4%	$2,932	$2,154	36.1%
Reportable segment Adjusted EBITDA	$323	$209	54.5%	$1,253	$853	46.9%
Reportable segment Adjusted EBITDA margin	42.3%	37.6%	12.5%	42.7%	39.6%	7.8%
Equipment Sales
Reportable segment revenue	$179	$145	23.4%	$1,575	$1,653	(4.7)%
Reportable segment Adjusted EBITDA	$26	$25	4.0%	$277	$252	9.9%
Reportable segment Adjusted EBITDA margin	14.5%	17.2%	(15.7)%	17.6%	15.2%	15.8%

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Equipment Sales Information
($ in millions)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Equipment sales to OWN Program participants(1)	$102	$95	$1,303	$1,440
Other equipment sales	77	50	272	213
Total revenues - equipment sales	$179	$145	$1,575	$1,653
Cost of equipment sold to OWN Program participants	82	72	1,043	1,200
Cost of other equipment sales	64	41	227	172
Total cost of revenues - equipment sales	$146	$113	$1,270	$1,372
(1)For the three months ended March 31, 2026 and 2025, equipment sales to OWN Program participants included net revenue of $6 million and $13 million, respectively, recognized on an agent basis, with overall transaction values of $41 million and $97 million, respectively. For the twelve months ended March 31, 2026 and 2025, equipment sales to OWN Program participants included net revenue of $100 million and $71 million, respectively, recognized on an agent basis, with overall transaction values of $691 million and $385 million, respectively.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA, Core EBITDA, and Adjusted Core EBITDA GAAP Reconciliation
($ in millions)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Equipment Rental and Services Operations Segment Adjusted EBITDA	$323	$209	$1,253	$853
Equipment Sales Segment Adjusted EBITDA	26	25	277	252
Core EBITDA	349	234	1,530	1,105
Plus: New market startup costs	50	55	246	212
Adjusted Core EBITDA	$399	$289	$1,776	$1,317

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net (loss) income	$(29)	$(48)	$58	$(5)
Plus: (Benefit) provision for income taxes	(32)	(19)	1	(3)
Plus: Depreciation and amortization expense	104	79	390	332
Plus: Interest expense	70	63	292	264
Plus: Non-cash stock compensation	19	1	22	4
EBITDA	132	76	763	592
Less: Non-cash stock compensation	—	(1)	(3)	(4)
Less: (Gain) loss on sale of properties and other assets	—	—	(1)	(14)
Less: Other (income) expense, net	(8)	(6)	(51)	(32)
Plus: OWN Program payouts	217	154	777	490
Plus: Equipment operating lease expense	6	7	26	64
Plus: Loss on debt extinguishment	—	—	8	—
Less: Non-Core EBITDA	2	4	11	9
Core EBITDA	349	234	1,530	1,105
Plus: New market startup costs	50	55	246	212
Adjusted Core EBITDA	$399	$289	$1,776	$1,317

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Adjusted Net (Loss) Income and Adjusted EPS GAAP Reconciliation
($ in millions)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Net (loss) income	$(29)	$(48)	$58	$(5)
Plus: IPO Founders Awards Stock Compensation Expense	17	—	17	—
Adjusted net (loss) income	(12)	(48)	75	(5)
Less: Deemed dividends on perpetual preferred stock	(12)	(12)	(37)	(41)
Adjusted net (loss) income used for calculation of adjusted EPS	$(24)	$(60)	$38	$(46)

Weighted-average common shares used in GAAP diluted net loss (income) per share	209	78	233	78
IPO Founders Awards	—	—	(1)	—
Non-GAAP weighted-average common shares	209	78	232	78

GAAP diluted net (loss) income per share	$(0.20)	$(0.77)	$0.09	$(0.59)
Total impact on diluted net (loss) income per share from non-GAAP adjustments	$(0.09)	$—	$0.07	$—
Adjusted EPS	$(0.11)	$(0.77)	$0.16	$(0.59)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Net Debt and Leverage Calculation
($ in millions)

	Twelve Months Ended
	March 31,
	2026	2025
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	$3,077	$2,824
Current portion of long-term debt	5	37
Finance lease liabilities, net of current portion (Equipment)	37	26
Current portion of finance lease liabilities (Equipment)	12	15
Financing obligations, net of current portion (Equipment)	19	20
Current portion of financing obligations (Equipment)	7	5
Cash and cash equivalents	(329)	(345)
Net debt	$2,828	$2,582
EBITDA	763	592
New market startup costs	246	212
Net leverage ratio	2.8x	3.2x
Contact:
Rhett Butler
VP, Investor Relations
ir@equipmentshare.com
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